Exhibit 4(a)

LOUISVILLE GAS AND ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No. 4

dated as of September 1, 2015

Supplemental to the Indenture

dated as of October 1, 2010

Establishing

First Mortgage Bonds, 3.300% Series due 2025

First Mortgage Bonds, 4.375% Series due 2045

SUPPLEMENTAL INDENTURE NO. 4

SUPPLEMENTAL INDENTURE No. 4, dated as of the first day of September, 2015, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 7th Floor, New York, New York 10286 and having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 4 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 4 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.

The Original Indenture and Supplemental Indentures No. 1 and No. 2, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 3.

Supplemental Indenture No. 3 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish two series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 5” and “Securities of Series No. 6”, respectively, and, pursuant to Section 1401 of the Original Indenture, the Company wishes to correct errors in certain sections of the Original Indenture.

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 5 and of the Securities of Series No. 6. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 4 to establish the designation and certain terms of such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 4 a valid agreement of the Company, and to make the Securities of Series No. 5 and the Securities of Series No. 6 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 4 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on the

Company’s right, title and interest in the generating stations described in Exhibit C hereto, as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 5

SECTION 101.	Creation of Series No. 5.

There is hereby created a series of Securities designated “First Mortgage Bonds, 3.300% Series due 2025”, and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $300,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated September 28, 2015;

(c) have a Stated Maturity of October 1, 2025, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

SECTION 102.	Creation of Series No. 6.

There is hereby created a series of Securities designated “First Mortgage Bonds, 4.375% Series due 2045”, and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $250,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated September 28, 2015;

(c) have a Stated Maturity of October 1, 2045, subject to prior redemption or purchase by the Company;

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(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

COVENANT

SECTION 201.	Satisfaction and Discharge.

The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 5 or any Securities of Series No. 6, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, or portions of the principal amount thereof, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the beneficial owners of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

ARTICLE THREE

CORRECTIONS

SECTION 301.	Correction of Certain Sections of the Indenture.

In accordance with Section 1401(l) of the Original Indenture, the Original Indenture is hereby corrected as set forth in Exhibit D hereto.

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ARTICLE FOUR

MISCELLANEOUS PROVISIONS

SECTION 401.	Single Instrument.

This Supplemental Indenture No. 4 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 4, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 4 shall together constitute the Indenture.

SECTION 402.	Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 4 are for convenience only and shall not affect the construction hereof.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 4 to be duly executed as of the day and year first written above.

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Daniel K. Arbough
Name:	Daniel K. Arbough
Title:	Treasurer

ATTEST:

/s/ Gerald A. Reynolds
Name:	Gerald A. Reynolds
Title:	General Counsel, Chief Compliance
Officer and Corporate Secretary

[Signature Page to Supplemental Indenture No. 4 – Louisville Gas and Electric Utilities Company]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to Supplemental Indenture No. 4 – Louisville Gas and Electric Company]

COMMONWEALTH OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 17th day of September, 2015, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Notary Public
[Seal]

[Signature Page to Supplemental Indenture No. 4 – Louisville Gas and Electric Company]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 17th day of September, 2015, before me, a notary public, the undersigned, personally appeared Francine Kincaid, who acknowledged herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Christopher J. Traina
Christopher J. Traina
Notary Public – State of New York
No. 01TR6297825
Qualified in Queens County
My Commission Expires
March 03, 2018
Certified in New York County

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
101 Barclay Street, 7th Floor
New York, New York 10286
Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to Supplemental Indenture No. 4 – Louisville Gas and Electric Company]

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney Louisville Gas and Electric Company 220 West Main Street Louisville, Kentucky 40202

/s/ James J. Dimas
James J. Dimas

[Signature Page to Supplemental Indenture No. 4 – Louisville Gas and Electric Utilities Company]

EXHIBIT A

LOUISVILLE GAS AND ELECTRIC COMPANY

Bonds Issued and Outstanding

under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 20, 2010	$574,304,000	$574,304,000
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	$250,000,000
		3	5.125% Series due 2040	November 16, 2010	$285,000,000	$285,000,000
3	November 1, 2013	4	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000

[1]	As of September 1, 2015.

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EXHIBIT B

LOUISVILLE GAS AND ELECTRIC COMPANY

Filing and Recording

of

Supplemental Indenture No. 3, dated as of November 1, 2013,

to

Indenture, dated as of October 1, 2010

COUNTY	DEED BOOK	PAGE NO.
Breckinridge	BK: MTG 403	180 - 200
Bullitt	BK: M1522	376 - 396
Clark	BK: M776	399 - 419
Green	MBK: 285	341 - 361
Hardin	BK: 2084	706 - 726
Hart	MBK: 344	173
Henry	BK: M319	868 - 888
Jefferson	M: 13592	0087
Larue	MTGBK: 327	68
Meade	MBK: 734	567 (21)
Metcalfe	MBK: 159	463
Muhlenberg	BK: M647	436
Nelson	BK: MTG M1022	690 - 710
Oldham	BK: M2100	500 - 528
Shelby	BK: M933	24 - 44
Trimble	MBK: 197	55

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EXHIBIT C

LOUISVILLE GAS AND ELECTRIC COMPANY

Generating Facilities

Schedule of additional generating stations located in the Commonwealth of Kentucky

1.	An undivided 22% interest in Unit 7 of the Cane Run Generating Station, located in Jefferson County, Kentucky, the remaining undivided 78% interest in Unit 7 being owned by Kentucky Utilities Company.

2.	An undivided 38% interest in each of Unit 6 and Unit 7 of E.W. Brown Generating Station, locating in Mercer County, Kentucky, the remaining 62% undivided interest in such Units being owned by Kentucky Utilities Company.

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EXHIBIT D

LOUISVILLE GAS AND ELECTRIC COMPANY

Corrections to Original Indenture

1.	Clause (d) of the exceptions to the granting clauses under “EXCEPTED PROPERTY” in the Original Indenture is hereby corrected by inserting “(b),” immediately following the words “referred to in clause”.

2.	Clause (p) in the third paragraph of Section 301 of the Original Indenture is hereby corrected by deleting the word “Eight” in each instance and replacing such word with the word “Nine” in each instance.

3.	Clause (e) in the first paragraph of Section 806 of the Original Indenture is hereby corrected by deleting the word “Eight” and replacing such word with the word “Nine”.

4.	The fourth paragraph of Section 1107 of the Original Indenture is hereby corrected by deleting the word “Eight” and replacing such word with the word “Nine”.

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